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                                                                 Exhibit 10.13



                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT, dated as of January __, 2000 between Centra Software, Inc. (the "Corporation") and - (the "Director").

                                   WITNESSETH:

         Whereas Director is a member of the board of directors of the Corporation (the "Board of Directors"), and in such capacity is performing a valuable service for the Corporation; and

         Whereas Director is willing to serve, continue to serve, and take on additional service for or on behalf of the Corporation on the condition that he be indemnified as herein provided; and

         Whereas it is intended that Director shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein.

         NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

         Except as otherwise indicated, capitalized terms shall have the definitions set out in Section 19 below.

1.       SERVICES BY DIRECTOR.

         Director agrees to serve as a director of the Corporation so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Corporation, until such time as he resigns, or fails to stand for election or is removed from his position. Director may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event Director shall have no obligation under this Agreement to continue to serve as a Director.

2.       INDEMNIFICATION.

         (a) The Corporation shall indemnify Director against Expenses and Liabilities in connection with any Proceeding arising out of acts or omissions of Director in his capacity as a director of the Corporation occurring subsequent to the effective date hereof to the fullest extent permitted by applicable law or the Amended and Restated Certificate of Incorporation of the Corporation in effect on the effective date hereof or as such law or Amended and Restated Certificate of Incorporation may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than the law or Amended and Restated Certificate of Incorporation permitted the Corporation to provide before such amendment). The right to indemnification provided in the Amended and Restated Certificate of Incorporation shall be presumed to have been relied upon by Director in serving or continuing to serve the Corporation and shall be

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enforceable as a contract right. Without diminishing the scope of the indemnification provided by this Section 2, the Corporation shall indemnify Director whenever he is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, because he is or was a director of the Corporation or because of anything done or not done by him in such capacity, against Expenses and Liabilities actually and reasonably incurred by Director or on his behalf in connection with such Proceeding, including the costs of any investigation, defense, settlement or appeal, except that no indemnification shall be made with respect to any claim, issue or matter if Director was finally adjudged to be liable to the Corporation by a court of competent jurisdiction due to his gross negligence or willful misconduct unless and to the extent that a Delaware Court of Chancery or the court in which such action was heard determines that Director is entitled to indemnification for such amounts as the court deems proper. In addition to, and not as a limitation of the foregoing, the rights of indemnification of Director provided under this Agreement shall include those rights set forth in Sections 3, 7, 8 and 12 below.

         (b) Director shall be paid promptly by the Corporation all amounts necessary to effectuate the foregoing indemnity.

3.       ADVANCEMENT OF EXPENSES.

         All reasonable Expenses incurred by or on behalf of Director with respect to a Proceeding shall be advanced from time to time by the Corporation to him within thirty (30) days after the Corporation's receipt of a written request for an advance of Expenses, whether prior to or after final disposition of a Proceeding (except to the extent that there has been a Final Adverse Determination that Director is not entitled to be indemnified for such Expenses), including without limitation any Proceeding brought by or in the right of the Corporation. The written request for an advancement of any and all Expenses under this paragraph shall contain reasonable detail of the Expenses incurred by Director. If required by law at the time of such advance, Director hereby agrees to repay the amounts advanced if it is ultimately determined that Director is not entitled to be indemnified pursuant to the terms of this Agreement.

4.       LIMITATIONS.

         The foregoing indemnity and advancement of Expenses shall apply only to the extent that Director has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Director's benefit, or otherwise; provided, however, that notwithstanding the availability of such other indemnification and reimbursement, Director may claim indemnification and advancement of Expenses pursuant to this Agreement by assigning to the Corporation, at its request, Director's claims under such insurance to the extent Director has been paid by the Corporation.

5.       INSURANCE AND FUNDING.

         The Corporation may purchase and maintain insurance to protect itself and/or Director against any Expenses and Liabilities in connection with any Proceeding to the fullest extent


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permitted by applicable securities laws. The Corporation may create a trust fund, grant an interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

6.       PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

         (a) Whenever Director believes that he is entitled to indemnification pursuant to this Agreement, Director shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Director to support his claim for indemnification. Director shall submit his claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Director requests indemnification. The Chief Executive Officer or the President or other appropriate officer shall, promptly upon receipt of Director's request for indemnification, advise the Board or Directors in writing that Director has made such request. Determination of Director's entitlement to indemnification shall be made not later than ninety (90) days after the Corporation's receipt of his written request for such indemnification.

         (b) The Director shall be entitled to select the forum in which Director's entitlement to indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 6(a). The forum shall be any one of the following:

                  (i) A quorum of the Board of Directors consisting of disinterested directors;

                  (ii) Independent Legal Counsel, who shall make the determination in a written opinion; or

                  (iii) A panel of three arbitrators, one selected by the Corporation, another by Director and the third by the first two arbitrators selected. If for any reason three arbitrators are not selected within thirty
(30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration Association shall select his replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

                  If Director fails to make such designation, his claim shall be determined by an appropriate court of the State of Delaware.



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7.       FEES AND EXPENSES OF INDEPENDENT LEGAL COUNSEL.

         The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel or a panel of three arbitrators should such counsel or such panel of arbitrators be retained to make a determination of Director's entitlement to indemnification pursuant to Section 6 of this Agreement, and to fully indemnify such counsel or arbitrators against any and all expenses and losses incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

8.       REMEDIES OF DIRECTOR.

         (a) In the event that (1) a determination pursuant to Section 6 hereof is made that Director is not entitled to indemnification, (2) advances of Expenses are not made pursuant to this Agreement, (3) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (4) Director otherwise seeks enforcement of this Agreement, Director shall be entitled to a final adjudication in an appropriate court of the State of Delaware of his rights. Alternatively, Director at his option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Director's right to seek any such adjudication or arbitration award.

         (b) In the event that a determination that Director is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial Proceeding or arbitration provided in paragraph (a) of this Section 8 shall be made de novo and Director shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

         (c) If a determination that Director is entitled to indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (1) a misrepresentation of a material fact by Director or (2) a specific finding (which has become final) by an appropriate court of the State of Delaware that all or any part of such indemnification is expressly prohibited by law.

         (d) In any court Proceeding pursuant to this Section 8, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

         (e) Expenses reasonably incurred by Director in connection with his request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Corporation.




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9.       MODIFICATION, WAIVER, TERMINATION AND CANCELLATION.

         No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

10.      NOTICE BY DIRECTOR AND DEFENSE OF CLAIM.

         Director shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission so to notify the Corporation will not relieve it from any liability which it may have to Director if such omission does not prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the Corporation from any liability which it may have to Director otherwise than under this Agreement. With respect to any Proceeding as to which Director notifies the Corporation of the commencement thereof:

         (a) The Corporation will be entitled to participate therein at its own expenses; and

         (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Director; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Director with respect to such Proceeding. After notice from the Corporation to Director of its election to assume the defense thereof, the Corporation will not be liable to Director under this Agreement for any Expenses subsequently incurred by Director in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its own counsel in such Proceeding but the fees and Expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless:

                  (i) The employment of counsel by Director has been authorized by the Corporation;

                  (ii) Director shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Director;

                  (iii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and Expenses of such counsel shall be at the expense of the Corporation.




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         (c) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Director without Director's written consent; provided, however, that Director will not unreasonably withhold his consent to any proposed settlement.

11.      NOTICES.

         All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

         (a)      If to Director, to:

                  -
                  [Address]

         (b)      If to the Corporation, to:

                  Centra Software, Inc.
                  430 Bedford Street
                  Lexington, MA 02420

or to such other address as may have been furnished to Director by the Corporation or to the Corporation by Director, as the case may be.

12.      NONEXCLUSIVITY.

         The rights of Director hereunder shall not be deemed exclusive of any other rights to which Director may now or in the future be entitled under the Delaware General Corporation Law, the Corporation's Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, or any agreements, vote of stockholders, resolutions of the Board of Directors or otherwise.

13.      BINDING EFFECT DURATION AND SCOPE OF AGREEMENT.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Director continues to serve as an officer or director.




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14.      SEVERABILITY.

         If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

         (a) The validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

         (b) To the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

15.      GOVERNING LAW AND INTERPRETATION OF AGREEMENT.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. If the laws of the State of Delaware are hereafter amended to permit the Corporation to provide indemnification rights that said laws permitted to Corporation to provide prior to such amendment, the rights of indemnification and advancement of Expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended.

16.      CONSENT TO JURISDICTION.

         The Corporation and Director each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

17.      ENTIRE AGREEMENT.

         This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 12 hereof.

18.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.




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19.      CERTAIN DEFINITIONS.

         (a) "Disinterested Director" shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Director.

         (b) "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Director for which he is otherwise not compensated by the Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

         (c) "Final Adverse Determination" shall mean that a determination that Director is not entitled to indemnification shall have been made pursuant to
Section 6 hereof and either (1) a final adjudication in a Delaware court or decision of an arbitrator pursuant to Section 8(a) hereof shall have denied Director's right to indemnification hereunder, or (2) Director shall have failed to file a complaint in a Delaware court or seek an arbitrator's award pursuant to Section 8(a) for a period of one hundred twenty (120) days after the determination made pursuant to Section 6 hereof.

         (d) "Indemnification Period" shall mean the period of time during which Director shall continue to serve as a director of the Corporation, and thereafter so long as Director shall be subject to any possible Proceeding arising out of acts or omissions of Director as a director of the Corporation.

         (e) "Independent Legal Counsel" shall mean a law firm or a member of a law firm selected by the Corporation and approved by Director (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent: (1) the Corporation, in any material matter, or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Director in an action to determine Director's right to indemnification under this Agreement.

         (f) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.




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         (g) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

CENTRA SOFTWARE, INC.

By:
    ----------------------------
Title:
       -------------------------

DIRECTOR


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